EXHIBIT 5.2

[Davies Ward Phillips & Vineberg LLP Letterhead]

October 7, 2008

Axcan Intermediate Holdings Inc.

22 Inverness Center Parkway

Suite 310

Birmingham, Al 35242

Re:	Registration Statement on Form S-4

Dear Sirs:

We have acted as special counsel to Axcan Pharma Inc. (the “Guarantor”), in connection with the Guarantor’s guarantees (the “Guarantees”), along with other guarantors, of (i) $235,000,000 aggregate principal amount of 12.75% senior notes due 2016 (the “Senior Notes”) issued by Axcan Intermediate Holdings Inc. (the “Issuer”) and $235,000,000 aggregate principal amount of the Issuer’s 12.75% senior notes due 2016 to be issued in exchange for the Senior Notes (the “Exchange Senior Notes”) pursuant to the Senior Notes Indenture (as defined below) and (ii) $228,000,000 aggregate principal amount of the Issuer’s 9.25% Senior Secured Notes due 2015 (the “Secured Notes”) and 228,000,000 aggregate principal amount of the Issuer’s 9.25% Senior Secured Notes due 2015 to be issued in exchange for the Secured Notes (the “Exchange Secured Notes” and together with the Exchange Senior Notes, the “Exchange Notes”) pursuant to the Secured Notes Indenture (as defined below).

We understand that (i) the Exchange Notes are being issued by the Issuer in connection with an exchange offer (the “Exchange Offer”) being made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about October 7, 2008, under the Securities Act of 1933, as amended, (ii) the obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantor, along with other guarantors, as provided in (x) the Senior Notes Indenture (as may be amended or supplemented from time to time, the “Senior Notes Indenture”), dated as of May 6, 2008, among the Issuer, the guarantors set forth therein and The Bank of New York, as Trustee, and (y) the Secured Notes Indenture dated as of February 25, 2008 among the Issuer, the guarantors set forth therein and The Bank of New York, as Trustee (as may be amended or supplemented from time to time, the “Secured Notes Indenture”; together with the Senior Notes Indenture, the “Indentures”) and (iii) the Exchange Notes and each of the Guarantees are to be issued pursuant to the Indentures, in exchange for and in replacement of the Senior Notes and the Secured Notes subject to the exchange offer pursuant to the Registration Statement.

A.	SCOPE OF EXAMINATION

In our capacity as special counsel to the Guarantor, we have examined such agreements, instruments, documents and corporate and public records and have made such other investigations, searches and inquiries and have considered such questions of law as we have deemed relevant or necessary for the purpose of rendering the opinions herein expressed. Without limiting the generality of the foregoing, we have examined each of the following documents:

1.	the Indentures;

2.	the exchange guarantees contained in the Indentures;

3.	a copy certified as of the date hereof of the articles of amalgamation of the Guarantor;

4.	a copy certified as of the date hereof of the by-laws of the Guarantor;

5.	a copy certified as of the date hereof of resolutions of the board of directors of the Guarantor, relating to the authorization of the Note Documents (as defined below) to which it is a party;

6.	a certificate of incumbency certifying the name, title and signature of the Guarantor’s officers dated as of the date hereof;

7.	a copy of the Guarantor’s certificate of amalgamation (Canada) dated February 25, 2008 (the “Corporate Certificate”);

8.	a certificate of compliance issued by Industry Canada in respect of the Guarantor dated September 11, 2008 (the “Certificate of Compliance”); and

9.	a certificate of an officer of the Guarantor as to certain factual matters dated as of the date hereof (the “Secretary’s Certificate”).

The Indentures and the Guarantees to which the Guarantor is a party are hereinafter referred to as the “Note Documents”).

B.	ASSUMPTIONS

In our examinations as aforesaid and in giving the opinions hereinafter expressed, we have assumed the following without independent investigation or verification:

1.	the genuineness of all signatures on all documents submitted to us, the legal capacity of all natural persons, the authenticity, completeness and accuracy of all documents submitted to or obtained by us as originals, and the conformity to the authentic original documents of all documents submitted to us as notarial, true, certified, conformed, electronic or photostatic copies or facsimiles thereof;

2.	the completeness, truth and accuracy of (i) all facts set forth in the official public records and certificates and documents supplied by public officials; (ii) all facts set forth in the Secretary’s Certificate; and (iii) the minute books of the Guarantor and that such minute books are up to date as of the date hereof;

3.	the Note Documents have been duly executed and delivered by each of the parties thereto, other than the Guarantor;

4.	that the Certificate of Compliance could be issued and dated as of the date hereof; and

5.	that all applicable securities laws have been complied with in connection with the Exchange Offer and the execution and delivery of the Note Documents by all parties thereto and in connection with all of the transactions contemplated therein.

C.	SCOPE OF LAW AND RELIANCE

The opinions expressed herein are limited to the law of the province of Québec and the federal laws of Canada applicable therein (“Québec Law”) and are effective only as at the date hereof. We undertake no, and hereby expressly disclaim any, obligation to advise you of any change in any matters set forth herein or with respect to any such measures or acts.

For the purposes of the opinion expressed in paragraph 1, we have relied exclusively on the Certificate of Compliance and the Corporate Certificate.

As to certain matters of fact relevant to the opinions expressed below, we have relied exclusively without independent investigation or verification upon the Secretary’s Certificate, a copy of which has been delivered to you.

D.	OPINIONS

Based upon the foregoing and in reliance thereon and subject to the qualifications and limitations hereinafter expressed, we are of the opinion that:

1.	The Guarantor is a corporation existing under the Canada Business Corporations Act (the “Act”) resulting from the amalgamation under section 184 of the Act between Axcan Pharma Inc. and 4459720 Canada Inc. as set out in the articles of amalgamation attached to the Guarantor’s certificate of amalgamation dated February 25, 2008.

2.	The Guarantor has all necessary corporate power and capacity to execute and deliver the Note Documents and to perform its obligations thereunder.

3.	The execution and delivery of the Note Documents by the Guarantor and the performance of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Guarantor.

4.	Each of the Note Documents has been duly executed and delivered by the Guarantor.

5.	The execution and delivery by the Guarantor of each of the Note Documents and the performance of its obligations thereunder are not prohibited by and do not contravene or result in a breach of any provision of its articles of amalgamation or by-laws.

6.	The execution and delivery of each of the Note Documents by the Guarantor is not prohibited by and does not contravene or result in a breach of Québec Law.

This opinion is limited to the specific matters set forth herein as at the date hereof and no other opinions shall be inferred or implied. This opinion is addressed to the Issuer and is solely for the benefit of the Issuer and is not to be relied upon by any other person or for any purpose other than in connection with the Note Documents, except that (i) Ropes & Gray LLP may rely on this opinion in connection with delivering an opinion regarding the Exchange Offer and (ii) we consent to the filing and use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement.

Sincerely,

/s/ Davies Ward Phillips & Vineberg LLP

Davies Ward Phillips & Vineberg LLP